UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2010

OMNOVA Solutions Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Ghent Road Fairlawn, Ohio,		44333-3300
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(330) 869-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 21, 2010, OMNOVA Solutions Inc. (“OMNOVA” or the “Company”) entered into a letter agreement (the “Put Agreement”) with AXA Investment Managers Private Equity Europe (“AXA”) on behalf of the equity holders of Eliokem International SAS (“Eliokem”) in respect of the acquisition by OMNOVA of Eliokem (the “Acquisition”).

As further described below, on November 22, 2010, OMNOVA and the equity holders of Eliokem (the “Sellers”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) providing for the Acquisition. The Acquisition is expected to be completed by the end of 2010.

Eliokem is a worldwide manufacturer of specialty chemicals used in a diverse range of niche applications including coating resins, elastomeric modifiers, antioxidants, oilfield chemicals and latices for specialty applications. Eliokem is headquartered in Villejust, France and has facilities located in France, the United States, China and India.

Pursuant to the terms of the Put Agreement, after completion of the consultation process with Eliokem’s French Works Council, and subject to certain conditions, AXA had the right to require OMNOVA to enter into a Sale and Purchase Agreement (the “Purchase Agreement”) providing for the purchase by OMNOVA of all of the outstanding equity securities of Eliokem.

In accordance with the Put Agreement, the Works Council consultation process was completed on November 4, 2010, and on November 22, 2010, OMNOVA entered into the Purchase Agreement with the Sellers. Pursuant to the terms of the Purchase Agreement, OMNOVA has agreed to acquire all of the outstanding ordinary shares of Eliokem (the “Shares”), as well as all warrants to purchase Shares, debt securities convertible into Shares and debt securities redeemable for Shares, from the Sellers for an aggregate purchase price of €227.5 million in cash, less amounts for Eliokem’s net debt and debt-like items, and subject to working capital and capital expenditure adjustments. Certain Acquisition payments are euro-denominated and are subject to change based on fluctuations in the euro-U.S. dollar exchange rate.

The closing of the Acquisition will be subject to the satisfaction or waiver of customary conditions, including the receipt of any required antitrust approvals. The Company recently issued $250 million aggregate principal amount of senior notes due 2018, the proceeds of which are held in escrow, and has commitments for a new term loan in the aggregate principal amount of $200 million to be used to complete the Acquisition. If all closing conditions have been satisfied or waived and the Sellers have performed all of their covenants and agreements contained in the Purchase Agreement by December 31, 2010, but the Company is either (a) unable to complete the Acquisition, or (b) the Company elects to terminate the Purchase Agreement at its discretion, the Company shall be required to pay the Sellers a break-up fee in the amount of €7.0 million. Subject to the foregoing conditions, the Company anticipates completion of the Acquisition by the end of 2010.

The foregoing description of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Sale and Purchase Agreement among OMNOVA Solutions Inc., AXA LBO Fund III-A, AXA LBO Fund III-B and the other holders of equity securities of Eliokem International SAS *

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA Solutions Inc.

Date: November 24, 2010	By:	/s/ James C. LeMay
James C. LeMay
Senior Vice President, Business Development; General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Sale and Purchase Agreement among OMNOVA Solutions Inc., AXA LBO Fund III-A, AXA LBO Fund III-B and the other holders of equity securities of Eliokem International SAS *

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.